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                                                                     Exhibit 5.1

                                 July 25, 2000

Graftech Inc.
11709 Madison Avenue
Lakewood, Ohio 44107


                     Re: Registration Statement on Form S-1

Dear Sirs and Madams:

     We have acted as counsel to Graftech Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") of a Registration Statement on Form S-1, as amended (the "Registration Statement"), under the Securities Act of 1933, as amended (the "Securities Act"). The Registration Statement relates to
(i) the offering and sale by the Company of shares of the Company's common stock, par value $.01 per share ("Common Stock"), in the Company's initial public offering (the "IPO") and (ii) the offering and sale by a wholly owned subsidiary of UCAR International Inc. ("UCAR") of shares of Common Stock by UCAR in the IPO.

     In connection with this opinion, we have examined and relied upon copies, certified or otherwise identified to our satisfaction, of: (i) the Registration Statement; (ii) the Company's Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws; and (iii) the minute books and other records of corporate proceedings of the Company, as made available to us by officers of the Company, and have reviewed such matters of law as we have deemed necessary or appropriate for the purpose of rendering this opinion.

     For purposes of this opinion we have assumed the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the legal capacity of all natural persons and the genuineness of all signatures on all documents examined by us. As to certain factual matters material to this


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Graftech Inc.
July 25, 2000
Page Two

opinion, we have relied to the extent that we deemed proper upon representations, warranties and statements of officers and other representatives of the Company. This opinion is subject to the qualification that we express no opinion as to any law of any jurisdiction other than the corporation laws of the State of Delaware and the federal laws of the United States of America.

     Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, it is our opinion that
(i) the shares of Common Stock to be issued by the Company in the IPO have been duly authorized and, when paid for in accordance with the terms of the IPO, will be validly issued, fully paid and non-assessable and (ii) the shares of Common Stock to be sold by UCAR in the IPO are duly authorized, validly issued, fully paid and non-assessable.

     This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We assume no obligation to revise or supplement this opinion should the present corporation laws of the State of Delaware or the federal laws of the United States of America be changed by legislative action, judicial decision or otherwise.

     We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the reference to us in the Prospectus contained therein under the heading "Legal Matters." In giving such consent, we do not admit that we are in the category of persons whose consent is required under
Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

     This opinion is furnished to you in connection with the filing of the Registration Statement.


                                        Very truly yours,


                                        KELLEY DRYE & WARREN LLP


                                        By:/s/ M. Ridgway Barker
                                           ------------------------------
                                                  A Member of the Firm